UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

EasyLink Services International Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2008 EasyLink Services International Corporation (the “Company”) entered into a First Amendment to Amended and Restated Employment Agreement with Thomas J. Stallings, its Chief Executive Officer, and a First Amendment to Amended and Restated Employment Agreement with Glen E. Shipley, its Chief Financial Officer.

Each of the two First Amendments has the effect of changing the amount of severance due to the executive if his employment is terminated as a result of the executive’s death or disability, if the executive’s employment is terminated by the Company without “cause” or if the executive resigns for good reason to an amount equal to two (2) times the executive’s then-current annual base salary plus the executive’s target annual cash incentive bonus for the fiscal year in which the termination occurs.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1 First Amendment to Amended and Restated Employment Agreement between EasyLink Services International Corporation and Thomas J. Stallings, dated September 12, 2008.

10.2 First Amendment to Amended and Restated Employment Agreement between EasyLink Services International Corporation and Glen E. Shipley, dated September 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By: /s/ Jonathan B. Wilson
Jonathan B. Wilson
VP, General Counsel and Secretary

Dated: September 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Amended and Restated Employment Agreement between EasyLink Services International Corporation and Thomas J. Stallings, dated September 12, 2008.
10.2	First Amendment to Amended and Restated Employment Agreement between EasyLink Services International Corporation and Glen E. Shipley, dated September 12, 2008.